KRAMER LEVIN NAFTALIS & FRANKEL llp

March 23, 2015

Guinness Atkinson Funds
21550 Oxnard Street, Suite 850
Woodland Hills, California 91367

Re:  Guinness Atkinson Funds, Registration No. 33-75340
Post Effective Amendment No. 64

Ladies and Gentlemen:

We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 64 under the Securities Act of 1933 (Post-Effective Amendment No. 65 under the Investment Company Act of 1940) to Guinness Atkinson Funds’ Registration Statement on Form N-1A.  In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on June 17, 1998 as an Exhibit to Post-Effective Amendment No. 11.

Best regards,

/s/ Kramer Levin Naftalis & Frankel, LLP

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